Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at Cowen and Company’s 7th Annual

Global Transportation Conference

Stamford, CT. August 28, 2014 – Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the Cowen and Company Global Transportation Conference at The Boston Harbor Hotel in Boston on Thursday, September 4, 2014 at 11:20 a.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2014, Aircastle’s aircraft portfolio consisted of 148 aircraft on lease with 63 customers located in 37 countries.